Exhibit 99.1

Carbonite Announces First Quarter 2012 Financial Results

Revenue of $18.5 million increases 44%; Bookings of $24.5 million increases 29%

BOSTON, MA – May 1, 2012 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of online backup solutions for consumers and small and medium sized businesses, today announced financial results for the quarter ended March 31, 2012.

“Our first quarter highlights include record quarterly bookings and revenue that exceeded our prior guidance, and we continue to be pleased with the initial uptake of our new Home suite and the increasing contribution from our small business solutions,” said David Friend, Chairman and Chief Executive Officer of Carbonite. “The strength of the market demand, our competitive position and brand awareness are helping to drive a high level of customer interest in our solutions. Carbonite’s online backup solutions are delivering an unmatched value proposition and we are executing well on serving our large cloud-based market opportunity.”

Financial and Operating Metrics for the First Quarter Ended March 31, 2012

•	Bookings for the first quarter of 2012 were $24.5 million, an increase of 29% from $19.0 million in the first quarter 2011.

•	Revenue for the first quarter of 2012 was $18.5 million, an increase of 44% from $12.8 million in the first quarter of 2011.

•	Gross margin for the first quarter of 2012 was 63.4%, compared to 63.7% in the first quarter of 2011.

•	Net loss for the first quarter of 2012 was ($9.1) million, compared to ($5.3) million in the first quarter of 2011.

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Net loss attributable to common stockholders for the first quarter of 2012 was ($0.36) per share (basic and diluted), an increase compared to a net loss of ($1.09) per share (basic and diluted) in the first quarter of 2011.

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Non-GAAP gross margin, which excludes amortization expense on intangible assets and stock-based compensation expense, was 64.2% in the first quarter of 2012, compared to 64.0% in the first quarter of 2011.

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Non-GAAP net loss for the first quarter of 2012, which excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense and a lease exit charge associated with our data center relocation, was ($6.7) million, compared to ($5.0) million in the first quarter of 2011.

•	Non-GAAP net loss per share for the first quarter of 2012 was ($0.27) compared to a non-GAAP net loss per share of ($0.20) in the first quarter of 2011.

•	Cash flow from operations for the first quarter of 2012 was $145,000, compared to $1.1 million in the first quarter of 2011.

•	Non-GAAP free cash flow for the first quarter of 2012 was ($4.6) million, compared to ($3.3) million in the first quarter of 2011.

•	Cash, cash equivalents and short-term investments were $68.1 million as of March 31, 2012, compared to $72.5 million as of December 31, 2011 and $21.1 million as of March 31, 2011.

•	Quarterly retention rate, excluding forced churn, was in the 96% to 97% range, consistent with prior quarters since 2009.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measure is provided in the tables at the end of this press release.

Recent Business Highlights:

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Released new functionality to backup network attached storage (NAS) devices via Carbonite Business. With this added functionality, Carbonite Business and BusinessPremier provide small and medium sized businesses (SMBs) with peace of mind knowing that their on-premise backup solution can also be backed up to Carbonite's secure offsite data centers—adding a layer of data redundancy and protection.

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Unveiled an advertising campaign with an important message for consumers: there's no warning when you lose your files, which is why you need Carbonite. Featuring new television, print, radio and digital creative, the integrated campaign engagingly illustrates that computers need backing up, and that Carbonite is the solution for superior data protection.

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Awarded our first patent by the United States Patent and Trademark Office (USPTO). USPTO patent number 8,117,163 was issued on February 14, 2012 and is titled “Backup and Restore System for a Computer.” The patent describes overlay icons which indicate backup status of a user’s files and folders. Our technology helps Carbonite users easily identify which files and folders Carbonite is backing up, as well as the status of their backups.

Business Outlook

Based on information available as of May 1, 2012, Carbonite is issuing guidance for the second quarter and full year 2012 as follows:

Second Quarter 2012: The Company expects total revenue for the second quarter to be in the range of $20.1 million to $20.3 million and non-GAAP net loss per common share to be in the range of ($0.18) to ($0.19). Carbonite’s expectations of non-GAAP net loss per diluted common share for the second quarter exclude stock-based compensation expense, patent litigation expense and amortization expense on intangible assets and assume a tax rate of 0% and weighted average shares outstanding of approximately 25.5 million.

Full Year 2012: The Company expects 2012 total revenue to be in the range of $83.6 million to $84.9 million and non-GAAP net loss per diluted common share to be in the range of ($0.77) to ($0.81). Carbonite’s expectations of non-GAAP net loss per common share for the full year excludes stock-based compensation expense, patent litigation expense, a lease exit charge and amortization expense on intangible assets and assumes a tax rate of 0% and weighted average shares outstanding of approximately 25.5 million.

Conference Call and Webcast Information

Carbonite will host a conference call on May 1, 2012, at 5:00 p.m. Eastern Time (ET) to discuss the Company’s first quarter financial results and its business outlook. To access this call, dial 877-329-7568 (domestic) or +1-719-325-2215 (international). A replay of this conference call will be available until May 8, 2012 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 5479134. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share exclude amortization expenses on intangible assets, stock-based compensation expenses, a lease exit charge associated with our data center relocation, and patent litigation expenses from net loss and gives effect to the conversion of preferred stock and issuance of common stock in connection with the Company’s initial public offering as if both had happened at the beginning of the period. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite, Inc. (NASDAQ: CARB), is a leading provider of online backup solutions for consumers and small and medium sized businesses. Subscribers in more than 100 countries rely on Carbonite to provide easy-to-use, affordable and secure online backup solutions with anytime, anywhere data access. Carbonite’s online backup solution runs on both the Windows and Mac platforms. The company has backed up nearly 200 billion files, restored more than 7 billion files and currently backs up more than 300 million files each day. For more information, please visit www.carbonite.com, twitter.com/carbonite, twitter.com/carbonitebiz, or facebook.com/CarboniteOnlineBackup

Carbonite, Inc.

Consolidated Condensed Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Revenue	$18,547	$12,843
Cost of revenue	6,785	4,665

Gross profit	11,762	8,178

Operating expenses:
Research and development	4,840	3,451
General and administrative	2,236	1,320
Sales and marketing	12,615	8,760
Lease exit charge	1,174	—

Total operating expenses	20,865	13,531

Loss from operations	(9,103)	(5,353)

Interest and other income, net	(3)	16

Loss before Income Taxes	(9,106)	(5,337)

Provision for income taxes	(10)	—

Net Loss	$(9,116)	$(5,337)

Accretion of redeemable convertible preferred stock	—	(53)

Net loss attributable to common stockholders	$(9,116)	$(5,390)

Net loss per share attributable to common stockholders: basic and diluted	$(0.36)	$(1.09)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	25,226,515	4,962,441

Carbonite, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	March 31, 2012	December 31, 2011

Assets
Current assets
Cash and cash equivalents	$58,013	$59,842
Short-term investments	10,091	12,684
Accounts receivable, net	1,169	944
Prepaid expenses and other current assets	2,161	1,730

Total current assets	71,434	75,200
Property and equipment, net	24,237	21,648
Other assets	175	189
Acquired intangible assets, net	988	1,055
Goodwill	1,514	1,514

Total assets	$98,348	$99,606

Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities
Accounts payable	$4,813	$6,858
Accrued expenses	7,233	4,999
Current portion of deferred revenue	50,254	44,505

Total current liabilities	62,300	56,362

Deferred revenue, net of current portion	15,389	15,191
Other long-term liabilities	772	451
Stockholders’ equity
Common stock	254	251
Additional paid-in capital	129,200	127,807
Accumulated deficit	(109,553)	(100,437)
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income	8	3

Total stockholders’ equity	19,887	27,602

Total liabilities and stockholders’ equity	$98,348	$99,606

Carbonite, Inc.

Consolidated Condensed Statement of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2011

Operating activities
Net loss	$(9,116)	$(5,337)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,404	1,638
Amortization of premium on investments	62	—
Stock-based compensation expense	956	224
Provision for bad debt	48	(1)
Non-cash lease exit charge	1,017	—
Warrant re-measurement	—	14
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(273)	(55)
Prepaid expenses and other current assets	(399)	(842)
Other assets	14	(374)
Accounts payable	(2,045)	(1,252)
Accrued expenses	1,509	947
Other long-term liabilities	21	19
Deferred revenue	5,947	6,153

Net cash provided by operating activities	145	1,134

Investing activities
Purchases of property and equipment	(4,926)	(4,459)
Proceeds from maturities of short-term investments	2,500	—

Net cash used in investing activities	(2,426)	(4,459)

Financing activities
Proceeds from exercise of stock options	448	638
Repurchase of common stock	—	(22)

Net cash provided by financing activities	448	616

Effect of currency exchange rate changes on cash	4	1
Net increase (decrease) in cash and cash equivalents	(1,829)	(2,708)
Cash and cash equivalents, beginning of period	59,842	13,855

Cash and cash equivalents, end of period	$58,013	$11,147

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended March 31,
	2012	2011

Revenue	$18,547	$12,843

Add :
Deferred revenue ending balance	65,643	44,875
Less :
Deferred revenue beginning balance	59,696	38,722

Change in deferred revenue balance	5,947	6,153

Bookings	$24,494	$18,996

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended March 31,
	2012	2011

Net loss	$(9,116)	$(5,337)

Add:
Amortization of intangibles	67	—
Stock-based compensation expense	956	224
Patent litigation expense	207	151
Lease exit charge	1,174	—

Non-GAAP net loss	(6,712)	(4,962)

Weighted average shares outstanding (basic)	25,226,515	4,962,441
Add :
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	19,754,279

Weighted average shares outstanding used in computing Non-GAAP per share amounts	25,226,515	24,716,720

Non-GAAP net loss per share	$(0.27)	$(0.20)

Calculation of Free Cash Flow

	Three Months Ended March 31,
	2012	2011

Net cash provided by (used in) operating activities	$145	$1,134

Add
Cash portion of lease exit charge	157
Subtract:
Purchase of property and equipment	4,926	4,459

Free cash flow	$(4,624)	$(3,325)

Investor Relations Contact:

Cassandra Enslin

Carbonite

617-587-1144

censlin@carbonite.com

Staci Mortenson

ICR

617-587-1102

investor.relations@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com